Exhibit 21

LIST OF SUBSIDIARIES

Name	State or Jurisdiction of Incorporation or Organization
MarineMax East, Inc. (1)	Delaware
MarineMax Services, Inc. (2)	Delaware
MarineMax Northeast, LLC (2)	Delaware
Boating Gear Center, LLC (2)	Delaware
US Liquidators, LLC (1)	Delaware
Newcoast Financial Services, LLC (2)	Delaware
My Web Services, LLC (1)	Delaware
MarineMax Charter Services, LLC (2)	Delaware
MarineMax Vacations, LTD (2)	British Virgin Islands
Gulfport Marina, LLC (2)	Delaware
FWW, LLC (2)	Florida
FWW, UK Limited (3)	United Kingdom
Fraser Yachts Florida, Inc.(3)	Florida
TCN Antibes S.A.R.L.(4)	France
Fraser Yachts Limited (4)	United Kingdom
Fraser Worldwide S.A.M. (4)	Monaco
Fraser Yachts Group S.R.L. (4)	Italy
Fraser Yachts Spain SLU (5)	Spain
Fraser Yachts California, Inc.(5)	California

(1)	Wholly owned subsidiary of MarineMax, Inc.
(2)	Wholly owned subsidiary of MarineMax East, Inc.
(3)	Wholly owned subsidiary of FWW, LLC.
(4)	Wholly owned subsidiary of FWW UK Limited.
(5)	Wholly owned subsidiary of Fraser Yachts Florida, Inc.